UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported)
July 3, 2007 (June 18, 2007)
AMERICAN HOMEPATIENT, INC.
(Exact name of registrant as specified in its charter)

Delaware	0-19532	62-1474680

(State or other jurisdiction of	(Commission File	(Employer Identification
incorporation)	Number)	Number)
5200 Maryland Way, Suite 400, Brentwood ,TN 37027-5018
(Address of principal executive offices)
(615) 221-8884
(Registrant’s telephone number, including area code)
Not applicable
(Former name or former address, if changed since last report)
     Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers; Compensatory Arrangements of Certain Officers.
     On June 18, 2007, American HomePatient, Inc. (the “Company”), executed an Amendment to its Confidentiality, Non-Competition and Severance Pay Agreement with John D. Gouy, the Company’s Senior Vice President, Revenue Management and Business Technology (the “Amendment”). The Amendment is attached hereto as Exhibit 10.1 and incorporated into this Item 5.02 by reference. The Amendment (i) increases by 50% the lump sum severance payment Mr. Gouy would receive if his employment is terminated under certain circumstances following a change in control of the Company ; (ii) lengthens by six months the period during which Mr. Gouy will continue to receive his monthly vehicle allowance if his employment is terminated under certain circumstances following a change in control of the Company; and (iii) lengthens by six months the period during which the Company will continue to pay his COBRA premium if Mr. Gouy’s employment is terminated under certain circumstances following a change in control of the Company. This description of the Amendment is qualified in its entirety by reference to Exhibit 10.1.
     Item 9.01. Financial Statements and Exhibits.
     (c) Exhibits

Number	Exhibit
10.1	Amendment to Confidentiality, Non-Competition and Severance Pay Agreement dated June 18, 2007 with John D. Gouy.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

AMERICAN HOMEPATIENT, INC.

By:	/s/ Stephen L. Clanton

Stephen L. Clanton Executive Vice President and Chief Financial Officer
Date: July 3, 2007